Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK  NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Karen R. Beard

U.S. Bank National Association

One Federal Street, 3rd Floor

Boston, MA  02110

(617) 603-6565

(Name, address and telephone number of agent for service)

Clean Harbors, Inc.

(Issuer with respect to the Securities)

Massachusetts	04-2997780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

42 Longwater Drive Norwell, Massachusetts	02061-9149
(Address of Principal Executive Offices)	(Zip Code)

Clean Harbors, Inc. 7 5/8% Senior Notes Due 2016

(Title of the Indenture Securities)

FORM T-1

Item 1.           GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)     Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.            AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15             Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.         LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.     A copy of the Articles of Association of the Trustee.*

2.     A copy of the certificate of authority of the Trustee to commence business.*

3.     A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.     A copy of the existing bylaws of the Trustee.**

5.     A copy of each Indenture referred to in Item 4.  Not applicable.

6.     The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.     Report of Condition of the Trustee as of June 30, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston, Commonwealth of Massachusetts, on the 6th day of October, 2009.

		By:	/s/ Karen R. Beard
Karen R. Beard
Vice President

By:	/s/ Carolina D. Altomare
Carolina D. Altomare
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  October 6, 2009

		By:	/s/ Karen R. Beard
Karen R. Beard
Vice President

By:	/s/ Carolina D. Altomare
Carolina D. Altomare
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2009

($000’s)

6/30/2009
Assets
Cash and Balances Due From Depository Institutions	$6,526,915
Securities	38,971,863
Federal Funds	3,558,381
Loans & Lease Financing Receivables	180,342,925
Fixed Assets	4,176,818
Intangible Assets	12,451,763
Other Assets	14,416,029
Total Assets	$260,444,694

Liabilities
Deposits	$174,406,310
Fed Funds	11,988,123
Treasury Demand Notes	0
Trading Liabilities	385,470
Other Borrowed Money	34,999,265
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,530,991
Total Liabilities	$236,090,126

Equity
Minority Interest in Subsidiaries	$1,647,451
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	10,046,897
Total Equity Capital	$24,354,568

Total Liabilities and Equity Capital	$260,444,694

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Karen R. Beard
Vice President

Date:	October 6, 2009